Exhibit 99.1

Accelerate Diagnostics Reports First Quarter 2021 Financial Results

TUCSON, Ariz., May 6, 2021 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the first quarter for the period ended March 31, 2021.

“First quarter financial results were consistent with our expectations,” commented Jack Phillips, Chief Executive Officer of Accelerate Diagnostics, Inc. “We also progressed key commercial and product development programs during the quarter.”

First Quarter 2021 Highlights

•	Added 2 contracted instruments and brought 12 instruments live in the U.S. in the quarter.

•	Ended the first quarter with 274 U.S. clinically live and revenue-generating instruments, with another 111 U.S. contracted instruments in the process of being implemented and not yet revenue-generating.

•	Net sales were $2.5 million, compared to $2.3 million in the first quarter of 2020, or an 8% increase. Instrument revenue declined while consumable revenue grew by 16%.

•	Gross margin was 36% for the quarter, compared to 45% in the first quarter of 2020. The decline in gross margins resulted from ongoing pandemic-related impacts to manufacturing costs and other factors.

•	Selling, general, and administrative (SG&A) costs for the quarter were $14.0 million, compared to $12.9 million from the same quarter of the prior year. SG&A costs for the quarter excluding non-cash stock-based compensation were $8.0 million, compared to $9.9 million from the same quarter of the prior year. This decrease was the result of the ongoing benefits from cost-cutting efforts put in place during 2020.

•	Research and development (R&D) costs for the quarter were $6.9 million, compared to $5.8 million from the same quarter of the prior year. R&D costs excluding non-cash stock-based compensation expense for the quarter were $4.1 million, compared to $4.7 million from the quarter of the prior year. This decrease was the result of improved internal efficiencies and lower external study-related costs.

•	Net loss was $24.2 million in the first quarter, resulting in $0.41 net loss per share. Net loss excluding non-cash stock-based compensation expense for the first quarter was $15.4 million.

•	Net cash used in the quarter was $12.3 million, and the company ended the quarter with total cash, investments, and cash equivalents of $66.7 million.

•	Closed on the first of three equal $10.7M tranches of previously announced financing.

Full financial results for the quarter ending March 31, 2021 will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

To listen to the 2021 first quarter financial results, call by phone, +1.877.883.0383 and enter Elite Entry Number: 4747452. International participants may dial +1.412.902.6506. Please dial in 10–15 minutes prior to the start of the conference. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 10154554 until May 27, 2021.

This conference call will also be webcast and can be accessed from the company’s website at ir.axdx.com. A replay of the audio webcast will be available until August 6, 2021.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and Net income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and net income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and net income (loss) excluding stock-based compensation to comparable GAAP measures for the periods indicated:

	Three Months Ended March 31, (in thousands)
	2021	2020
Sales, general and administrative	$14,029	$12,943
Non-cash equity-based compensation as a component of sales, general and administrative	5,992	3,005
Sales, general and administrative less non-cash equity-based compensation	$8,037	$9,938

	Three Months Ended March 31, (in thousands)
	2021	2020
Research and development	$6,895	$5,842
Non-cash equity-based compensation as a component of research and development	2,746	1,123
Research and development less non-cash equity-based compensation	$4,149	$4,719

Three Months Ended March 31, (in thousands)
2021
Net loss	$24,239
Non-cash equity-based compensation as a component of net loss	8,839
Net loss less non-cash equity-based compensation	$15,400

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking or may have forward looking implications. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2021, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2021	2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$42,726	$35,781
Investments	23,954	32,488
Trade accounts receivable	1,976	1,550
Inventory	9,785	9,216
Prepaid expenses	1,891	1,172
Other current assets	1,479	1,780
Total current assets	81,811	81,987
Property and equipment, net	5,825	6,135
Right of use assets	3,007	3,183
Other non-current assets	2,025	2,120
Total assets	$92,668	$93,425

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,917	$1,290
Accrued liabilities	3,221	2,991
Accrued interest	191	1,262
Deferred revenue	357	376
Current portion of long-term debt	1,127	553
Current operating lease liability	551	497
Total current liabilities	7,364	6,969
Non-current operating lease liability	2,900	3,063
Other non-current liabilities	453	335
Long-term debt	4,108	4,659
Convertible notes	144,207	141,211
Total liabilities	$159,032	$156,237

Commitments and contingencies

Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and none outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value;
85,000,000 common shares authorized with 59,561,357 shares issued and outstanding on March 31, 2021 and 85,000,000 common shares authorized with 57,607,939 shares issued and outstanding on December 31, 2020	60	58
Contributed capital	495,857	475,072
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(517,205)	(492,966)
Accumulated other comprehensive income (loss)	(9)	91
Total stockholders’ deficit	(66,364)	(62,812)
Total liabilities and stockholders’ deficit	$92,668	$93,425

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Net sales	$2,518	$2,342

Cost of sales	1,621	1,287
Gross profit	897	1,055

Costs and expenses:
Research and development	6,895	5,842
Sales, general and administrative	14,029	12,943
Total costs and expenses	20,924	18,785

Loss from operations	(20,027)	(17,730)

Other income (expense):
Interest expense	(4,090)	(3,749)
Foreign currency exchange loss	(159)	(128)
Interest income	43	380
Other expense, net	(6)	(82)
Total other expense, net	(4,212)	(3,579)

Net loss before income taxes	(24,239)	(21,309)
Provision for income taxes	—	—
Net loss	$(24,239)	$(21,309)

Basic and diluted net loss per share	$(0.41)	$(0.39)
Weighted average shares outstanding	58,520	54,837

Other comprehensive loss:
Net loss	$(24,239)	$(21,309)
Net unrealized (loss) gain on debt securities available-for-sale	(19)	223
Foreign currency translation adjustment	(81)	(15)
Comprehensive loss	$(24,339)	$(21,101)

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(24,239)	$(21,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	659	755
Amortization of investment discount	49	(4)
Equity-based compensation	8,839	4,199
Amortization of debt discount and issuance costs	2,996	2,674
Loss on disposal of property and equipment	—	432
Contributions to deferred compensation plan	(112)	—
(Increase) decrease in assets:
Accounts receivable	(401)	(9)
Inventory and instruments in property and equipment	(683)	(1,735)
Prepaid expense and other	(292)	(1,011)
Increase (decrease) in liabilities:
Accounts payable	575	968
Accrued liabilities, and other	183	(1,475)
Accrued interest	(1,048)	(1,071)
Deferred revenue and income	(19)	(85)
Deferred compensation	118	74
Net cash used in operating activities	(13,375)	(17,597)

Cash flows from investing activities:
Purchases of equipment	—	(438)
Purchase of marketable securities	(7,307)	(21,582)
Maturities of marketable securities	15,829	16,664
Net cash provided by (used in) investing activities	8,522	(5,356)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,746	111
Proceeds from exercise of options	1,109	1,318
Net cash provided by financing activities	11,855	1,429

Effect of exchange rate on cash	(57)	(3)

Increase (decrease) in cash and cash equivalents	6,945	(21,527)
Cash and cash equivalents, beginning of period	35,781	61,014
Cash and cash equivalents, end of period	$42,726	$39,487

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$306	$1,282
Supplemental cash flow information:
Interest paid	$2,144	$2,144
Income taxes paid, net of refunds	$—	$26

See accompanying notes to condensed consolidated financial statements.